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EXHIBIT 21

                           SUBSIDIARIES


The company has no parent. The direct and indirect subsidiaries of the company and their respective States or other jurisdictions of incorporation as of December 31, 1996, are as follows:

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

                                                              Percentage of
                                                               Voting Stock
                                                                  Owned by
                                                                Company and
                                               Jurisdiction      Each Other
     Name of Subsidiary                      of Incorporation    Subsidiary

Carter Automotive Company, Inc.               Delaware, U.S.A.        100%
Mather Seal Company                           Michigan, U.S.A.        100%
Federal-Mogul Bruss Sealing Systems
  (Partnership)                               South Carolina, U.S.A.   74%
Federal-Mogul Funding Corp.                   Michigan, U.S.A.        100%
Federal-Mogul Venture Corporation             Nevada, U.S.A.          100%
Federal-Mogul World Wide, Inc.                Michigan, U.S.A.        100%
Federal-Mogul World Trade, Inc.               Nevada, U.S.A.          100%
Bromley Inversora, S.A.                       Argentina                96%
DeCaroli & CIA, S.A.I.C.                      Argentina                97%
In-De-Co. H. Minoli, S.A.I.C.                 Argentina                96%
Neoprint, S.A.                                Argentina                96%
Plasticos Puntanos, S.A.                      Argentina                96%
Federal-Mogul Pty. Ltd.                       Australia               100%
Huck Manufacturing Australia Pty. Ltd.        Australia               100%
Federal-Mogul World Trade Ltd. ("FSC")        Barbados                100%
Coventry Assurance Ltd.                       Bermuda                 100%
Federal-Mogul Boliviana, S.A.                 Bolivia                 100%
Federal-Mogul Comercio Internacional, S.A.    Brazil                  100%
Glyco do Brasil Industria Metalurgica Ltd.    Brazil                  100%
Federal-Mogul Canada Investment Co. ("NRO")   Canada                  100%
Federal-Mogul Canada Limited                  Canada                  100%
Federal-Mogul World Trade Chile Ltda.         Chile                   100%
Federal-Mogul de Costa Rica, S.A.             Costa Rica              100%
Federal-Mogul Dominicana, S.A.                Dominican Republic      100%
Federal-Mogul del Ecuador, S.A.               Ecuador                 100%
Federal-Mogul S.A.                            France                  100%
Braunschweiger Huttenwerke GmbH               Germany                 100%
Federal-Mogul Karosserieteile GmbH            Germany                 100%
F-M Motorentiele Holding GmbH                 Germany                 100%
Glyco GmbH                                    Germany                 100%
Glyco-Metall-Werke Glyco B.V. & Co. KG        Germany                 100%
  (Partnership)
Glyco Antriebstechnik GmbH                    Germany                 100%

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                            SUBSIDIARIES (cont)

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

                                                              Percentage of
                                                               Voting Stock
                                                                  Owned by
                                                                Company and
                                               Jurisdiction      Each Other
     Name of Subsidiary                      of Incorporation    Subsidiary

Federal-Mogul de Guatemala, S.A.              Guatemala             100%
Federal-Mogul World Trade Hong Kong, Ltd.     Hong Kong             100%
AFM India Ltd.                                India                  50%
Bertolotti Pietro e Figli, S.r.l.             Italy                 100%
Federal-Mogul S.p.A.                          Italy                 100%
Federal-Mogul Japan K.K.                      Japan                 100%
Federal-Mogul World Trade SDN, BHD            Malaysia              100%
Federal-Mogul S.A. de C.V. ("PUEBLA")         Mexico                 61%
Femosa Mexico, S.A.                           Mexico                 90%
Manufacturas Metalicas Linan S.A. ("LINAN")   Mexico                100%
Raimsa S.A. de C.V. ("RAIMSA")                Mexico                100%
Servicios Administrativos Industriales, S.A.
  ("SAISA")                                   Mexico                100%
Servicios de Components Automotrices, S.A.
  ("SEDECA")                                  Mexico                100%
Subensambles Internacionales S.A. de C.V.     Mexico                100%
Glyco B.V.                                    Netherlands           100%
Federal-Mogul New Zealand Limited             New Zealand           100%
Federal-Mogul Panama, S.A.                    Panama                100%
Federal-Mogul Puerto Rico, Inc.               Puerto Rico           100%
Federal-Mogul World Trade Pte. Ltd.           Singapore             100%
Eddies Holdings                               South Africa          100%
Federal-Mogul Auto Parts Ltd.                 South Africa          100%
Federal-Mogul Distributors (Pty) Ltd.         South Africa          100%
Federal-Mogul South Africa Limited            South Africa          100%
Germax Spares & Accessories (Pty) Ltd.        South Africa          100%
Parts Centre Holdings (Pty) Ltd.              South Africa          100%
Federal-Mogul Distribucion, S.A.              Spain                  51%
Federal-Mogul S.A.                            Switzerland           100%
Federal-Mogul Acquisition Corp.               United Kingdom        100%
Federal-Mogul Holding U.K., Limited           United Kingdom        100%
Federal-Mogul, Limited                        United Kingdom        100%
Seal Technology Systems Limited               United Kingdom        100%
Federal-Mogul de Uruguay                      Uruguay               100%
Federal-Mogul de Venezuela C.A.               Venezuela             100%
La Font Repuestos C.A.                        Venezuela             100%

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